EX-99.B-77Q1(e)

                           TARGET/UNITED FUNDS, INC.

SUB-ITEM 77Q1(e)    Changes to the registrant's investment advisory
                    contract:

                  EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

                                  FEE SCHEDULE

A cash fee computed each day on net asset value for each Portfolio at the annual rates listed below:

Asset Strategy Portfolio

Net Assets                              Fee

Up to $1 billion                        0.70%

Over $1 billion and up to $2 billion    0.65%

Over $2 billion and up to $3 billion    0.60%

Over $3 billion                         0.55%


Balanced Portfolio

Net Assets                              Fee

Up to $1 billion                        0.70%

Over $1 billion and up to $2 billion    0.65%

Over $2 billion and up to $3 billion    0.60%

Over $3 billion                         0.55%


Bond Portfolio

Net Assets                              Fee

Up to $500 million                      0.525%

Over $500 million and up to $1 billion  0.50%

Over $1 billion and up to $1.5 billion  0.45%

Over $1.5 billion                       0.40%
Growth Portfolio

Net Assets                              Fee

Up to $1 billion                        0.70%

Over $1 billion and up to $2 billion    0.65%

Over $2 billion and up to $3 billion    0.60%

Over $3 billion                         0.55%


High Income Portfolio

Net Assets                              Fee

Up to $500 million                      0.625%

Over $500 million and up to $1 billion  0.60%

Over $1 billion and up to $1.5 billion  0.55%

Over $1.5 billion                       0.50%


Income Portfolio

Net Assets                              Fee

Up to $1 billion                        0.70%

Over $1 billion and up to $2 billion    0.65%

Over $2 billion and up to $3 billion    0.60%

Over $3 billion                         0.55%


International Portfolio

Net Assets                              Fee

Up to $1 billion                        0.85%

Over $1 billion and up to $2 billion    0.83%

Over $2 billion and up to $3 billion    0.80%

Over $3 billion                         0.76%


Limited-Term Bond Portfolio

Net Assets                              Fee

Up to $500 million                      0.50%

Over $500 million and up to $1 billion  0.45%

Over $1 billion and up to $1.5 billion  0.40%

Over $1.5 billion                       0.35%


Money Market Portfolio

A cash fee computed each day on net asset values for the Portfolio at the annual rate of 0.40% of net assets.


Science & Technology Portfolio

Net Assets                              Fee

Up to $1 billion                        0.85%

Over $1 billion and up to $2 billion    0.83%

Over $2 billion and up to $3 billion    O.80%

Over $3 billion                         0.76%


Small Cap Portfolio

Net Assets                              Fee

Up to $1 billion                        0.85%

Over $1 billion and up to $2 billion    0.83%

Over $2 billion and up to $3 billion    0.80%

Over $3 billion                         0.76%








As Amended and Effective June 30, 1999.